Exhibit 10.1
POWERSCHOOL HOLDINGS, INC.
MSU Award notice

Pursuant to the terms and conditions of the PowerSchool Holdings, Inc. 2021 Omnibus Incentive Plan, as amended from time to time (the “Plan”), PowerSchool Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) an award of Market Share Units (“MSUs”) set forth below. This award of MSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Market Share Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan.

Type of Award:	Other Share-Based Award under Article X of the Plan.
Participant:
Grant Date:
Vesting Commencement Date:
Number of MSUs:

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement, and this Market Share Unit Award Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan, and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan, and this Grant Notice. You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan, or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Grant Notice as of the date first written above.
POWERSCHOOL HOLDINGS, INC.

By:
Name: Hardeep Gulati
Title: Chief Executive Officer
_______________________________

[Signature Page to Market Share Unit Award Notice]

EXHIBIT A

POWERSCHOOL HOLDINGS, INC.
MSU Award Agreement

THIS MSU AWARD AGREEMENT (this “Agreement”) is entered into by and between the Company and the Participant as of the Grant Date set forth in the Grant Notice to which this Agreement is attached. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan.

WHEREAS, the Plan provides for the grant of Other Share-Based Awards;

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its members to grant the Participant an Other Share-Based Award in the form of Market Share Units (“MSUs”) on the terms and subject to the conditions set forth in this Agreement and the Plan; and

WHEREAS, this Award represents in value based on a per Share price of (the “Base Price”).

NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their successors and assigns, hereby agree as follows:

1.Grant of MSUs.

a.Grant. The Company hereby grants to the Participant the number of MSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement, and the Plan.

b.Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan.

2.Vesting. The MSUs shall be subject to both time and performance vesting based on the Payout Factor (as defined below). The MSUs shall vest as follows: (a) 50% of the MSUs shall vest on the second anniversary of the Vesting Commencement Date, and (b) 50% of the MSUs shall vest on the third anniversary of the Vesting Commencement Date, subject, in each case, to the Participant not incurring a Separation from Service prior to the applicable vesting date. The actual number of Shares to be granted to the Participant in connection with the vesting of applicable MSUs will be determined on each vesting date by multiplying the number of MSUs that time-vested on such vesting date by the applicable Payout Factor. The “Payout Factor” is defined to be the quotient calculated by dividing (i) the average Fair Market Value of the Company’s Common Stock during the ten trading days immediately preceding the applicable vesting date by (ii) the Fair Market Value of the Company’s Common Stock on the Vesting Commencement Date; provided that (x) the Payout Factor shall equal zero if such quotient is less than 0.65; (y)

the Payout Factor shall equal 2.00 if such quotient equals or exceeds 2.00; and (z) the Payout Factor shall be rounded to the nearest hundredth (two places after the decimal).

3.Settlement. The Company shall issue the Share(s) (if any) to the Participant for each MSU that becomes vested hereunder within 30 days following the date on which such MSU becomes vested.

4.Forfeiture. If, prior to the settlement of the MSUs as set forth in Section 3, (a) the Participant incurs a Separation from Service for any reason, (b) the Participant materially breaches this Agreement, or (c) the Participant fails to meet the tax withholding obligations described in Section 7, the Participant shall immediately and automatically forfeit all of the Participant’s rights in respect of the MSUs.

5.Change in Control. In the event of a Change of Control, other than a Change of Control associated with the ownership of VEP Group LLC and its affiliated investment entities (collectively, “Vista”) and Onex Partners Manager LP and its affiliated entities (collectively, “Onex”) falling below 50% cumulative ownership but Vista and Onex collectively retaining a minority ownership stake in the Company, if: (1) Participant is terminated without Cause by the Company or the successor corporation or a parent or subsidiary of such successor corporation of the Company (the “Successor Corporation”) within twelve (12) months following consummation of the Change of Control transaction; or (2) Executive terminates his or her employment or consulting relationship with the Company or the Successor Corporation, each as applicable, for Good Reason (as such term is defined in Participant’s employment agreement with the Company) within twelve (12) months following consummation of the transaction, then the MSUs or any cancelled, assumed, or substituted Other Share-based Awards held by Participant in lieu of the MSUs at the time of Executive’s termination shall become fully accelerated and fully vested immediately prior to the effective date of termination, and notwithstanding anything to the contrary in Section 2, the Payout Factor for such MSUs shall be 1.00.

6.Rights as Stockholder; Dividend Equivalents. Until such time as the MSUs have been settled pursuant to Section 3, the Participant shall have no rights as a stockholder, including, without limitation, any right to dividends or other distributions or any right to vote. Notwithstanding the foregoing, if the Company declares any cash dividend the record date of which occurs while the MSUs are outstanding, the Participant shall be credited a dividend equivalent in an amount equal to the dividend that would have been paid on the Shares underlying the MSUs calculated at a Payout Factor of 1.00, had such Shares been outstanding on such record date. Any such dividend equivalents shall be subject to the same vesting conditions applicable to the underlying MSU with respect to which they accrue, and shall, if the underlying MSU vests, be paid no later than 10 days following the applicable vesting date.

7.Taxes. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local, and foreign taxes of any kind that the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule, or regulation with respect to the MSUs and, if the Participant fails to do so, the Company may refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement.

8.Non-Transferability. The MSUs may not, at any time prior to being settled, be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant, other than by will or by the laws of descent and distribution. Any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company.

9.Miscellaneous.

a.Clawback. All awards, amounts, and benefits received or outstanding under the Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the terms of any Company clawback or similar policy or any Applicable Law related to such actions, as may be in effect from time to time. The Participant acknowledges and expressly agrees to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted before or after the Grant Date (including the forfeiture, clawback, and detrimental conduct terms contained in Section 13.22 of the Plan as of the Grant Date (and any successor terms)), and any term of Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Company may take such actions as may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.

b.Compliance with Laws. The grant of MSUs and the issuance of Shares hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act, and in each case any respective rules and regulations promulgated thereunder) and any other law, rule, regulation, or exchange requirement applicable thereto.

c.Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, and heirs of the Participant.

d.No Waiver; Amendment. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach. This Agreement may be amended at any time by the Committee, except that no amendment may, without the Participant’s consent, materially impair the Participant’s rights under the Award.

e.Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

f.No Right to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant, or director of the Company or its subsidiaries or shall interfere with or restrict in any way the right of the Company or its subsidiaries to remove, terminate, or discharge the Participant at any time for any reason whatsoever.

g.Unfunded Plan. The award of MSUs is unfunded and the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligations, if any, to issue Shares pursuant to this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Participant and the Company or any other person.

h.Entire Agreement. This Agreement, the Grant Notice, and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations with respect thereto.

i.Bound by the Plan. By signing this Agreement, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the Plan and this Agreement, this Agreement shall control.

j.Governing Law. The Participant acknowledges and expressly agrees to the governing law terms of Section 13.9 of the Plan (and any successor terms) and the jurisdiction and waiver of jury trial terms of Section 13.10 of the Plan (and any successor terms).

k.Business Days. If any time period for giving notice or taking action hereunder expires on a day that is a Saturday, Sunday, or holiday in the state in which the Company’s principal executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday, or holiday.

l.Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

m.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

n.Section 409A of the Code. It is intended that the MSUs granted pursuant to this Agreement and the provisions of this Agreement be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

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